Exhibit (a)(31)

Ontario Securities Commission Requires Sprott to Amend its Unsolicited Offer to
Provide Enhanced Disclosure to Central GoldTrust Unitholders

Central GoldTrust urges Unitholders to Withdraw Any Tendered Units and Imbedded Irrevocable Power of Attorneys from the Sprott Offer

(Toronto, ON, November 19, 2015) – Central GoldTrust ("GoldTrust") (symbol: TSX – GTU.UN (C$) and GTU.U (US$); NYSE MKT – GTU (US$)) announced today that the Ontario Securities Commission ("OSC") has issued an order requiring Sprott Asset Management Gold Bid LP and certain of its affiliates (collectively, "Sprott") to issue a notice of change that provides enhanced disclosure to Unitholders regarding the amendments Sprott unilaterally made to the voting powers of attorney solicited by Sprott in connection with its unsolicited offer (the "Sprott Offer") to acquire all of the units of GoldTrust. The OSC also prohibited Sprott from exercising rights purportedly attaching to the voting powers of attorney before the expiry of 15 days after the notice of change is issued.

The November 4, 2015 Notice of Variation of the Sprott Offer unilaterally amended the intended use of the voting powers of attorney granted by those Unitholders who had tendered to the Sprott Offer. Sprott now intends to use the powers of attorney to replace the independent trustees of GoldTrust, and to elect Sprott insiders as trustees, if more than 50.1% of the outstanding units of GoldTrust are tendered to the Sprott Offer. These powers of attorney were originally intended to be used to replace the trustees if 66 2/3% of the units were tendered to the Sprott Offer to facilitate completion of the Sprott Offer. GoldTrust applied to the OSC for an order, which among other things, would prevent Sprott from using the powers of attorney in this manner, in part because of the lack of proper disclosure about the change of intent. So long as the unsolicited Sprott Offer remains outstanding, Unitholders who have tendered their units will have conveyed their voting rights to Sprott and have forfeited their ability to consider the alternative transaction described below.

Unitholders that have tendered to the Sprott Offer are urged to WITHDRAW their units immediately to avoid Sprott using the voting powers of attorney to replace the Trustees of GoldTrust and potentially other undisclosed purposes, as well as for the reasons set forth in the Trustees’ Circular. Only the independent trustees of GoldTrust can be counted on to protect your rights and to pursue superior alternatives to the Sprott Offer.

As announced on November 18, 2015, GoldTrust has entered into a letter of intent with Purpose Investments Inc. regarding the proposed conversion of GoldTrust into an exchange-traded gold bullion fund ("ETF"). The proposal is also subject to the execution of definitive agreements, receipt of regulatory approvals and other customary conditions for transactions of this nature. The Trustees of GoldTrust believe that the proposed conversion of GoldTrust to an ETF represents a clearly superior alternative for unitholders to the inadequate Sprott Offer. Unitholders are expected to benefit from the elimination of material discounts to NAV and enhanced liquidity, while preserving GoldTrust's low management fees, industry-leading bullion security and safeguards and tax-efficient structure.

GoldTrust intends to call a meeting of Unitholders to consider the proposed conversion transaction with Purpose, which is expected to be held by the end of January, 2016. In order for Unitholders to have the opportunity to consider the proposed ETF conversion, Unitholders are urged to WITHDRAW their units from the Sprott Offer immediately, to revoke the voting power of attorney granted by each Unitholder who deposits their units to the Sprott Offer.

GoldTrust Trustees continue to recommend that Unitholders REJECT Sprott's Offer, TAKE NO ACTION, DO NOT TENDER their Units to Sprott's Offer and WITHDRAW their Units if already tendered.

Unitholders who have already tendered to Sprott's Offer should withdraw their Units immediately by contacting D.F. King & Co at 1-800-251-7519, or via email at inquiries@dfking.com

Unitholders are reminded that they are NOT REQUIRED to make any election or tender their Units to Sprott, regardless of what brokers may say. If instructed by a broker that tendering is required or that Unitholders cannot "do nothing," please call D.F. King & Co at 1-800-251-7519 for assistance.

Unitholders are also urged to contact their brokers to ensure their brokers have not tendered their GoldTrust units and provided a power of attorney to Sprott, without having first received specific direction and authorization regarding their investment in GoldTrust units.

About Central GoldTrust

GoldTrust (established on April 28, 2003) is a passive, self-governing, single purpose trust, which invests primarily in long-term holdings of gold bullion and does not speculate in gold prices. At November 19, 2015, the GoldTrust Units were 99.9% invested in unencumbered, allocated and physically segregated gold bullion. Units may be purchased or sold on the Toronto Stock Exchange and NYSE MKT.

Additional Information and Where to Find It

The recommendation of the Trustees described herein is contained in the Trustees' Circular, which has been filed with Canadian securities regulatory authorities and is also contained in the solicitation/recommendation statement filed with the Securities and Exchange Commission ("SEC"). Unitholders are urged to read the Trustees' Circular and the solicitation/recommendation statement and other relevant materials because they contain important information. The Trustees' Circular and other filings made by GoldTrust with Canadian securities regulatory authorities since 2003 may be obtained without charge at http://www.sedar.com and at the investor relations section of the GoldTrust website at http://www.gold-trust.com/news.htm. The solicitation/recommendation statement and other SEC filings made by GoldTrust may be obtained without charge at the SEC's website at http://www.sec.gov and at the investor relations section of the GoldTrust website at http://www.goldtrust.com/news.htm.

Forward-Looking Statements

Certain statements contained in this press release constitute "forward-looking statements" under United States federal securities laws and "forward-looking information" under Canadian securities laws (collectively, "Forward-Looking Statements"), including those related to: the reasons of the Board of Trustees for recommending to Unitholders the rejection of Sprott's offer, not taking any action with respect to Sprott's offer, not tendering any Units to Sprott's offer and withdrawing any Units already tendered to Sprott's offer; the anticipated costs, risks and uncertainties associated with Sprott's offer, including any anticipated impacts on bullion security, governance and Unitholder rights, potential tax risks, leverage to rising gold prices and fees to be collected by Sprott; any potential adoption by GoldTrust of an amended cash redemption feature and any anticipated impact on GoldTrust, Unitholders, the market price for Units and any trading discount to net asset value resulting from the adoption of such cash redemption feature; the anticipated timing, mechanics, completion and settlement of Sprott's offer; the value of the Sprott Physical Gold Trust units that would be received as consideration under Sprott's offer; the ability of Sprott to complete the transactions contemplated by Sprott's offer; any anticipated results or performance of Sprott Physical Gold Trust or any other affiliates of Sprott; any anticipated changes to the market price of Sprott Physical Gold Trust units or any other securities of Sprott and their affiliates; any anticipated future prices of gold and the units; the Trustees' intention to call a special meeting of Unitholders for the purpose of considering the proposed ETF conversion; the proposed ETF conversion and related amendments to GoldTrust's constating documents, the anticipated benefits thereof and the likelihood of such proposed transactions being completed on the terms outlined herein or at all; and any anticipated steps or actions that Sprott might take using the amended powers of attorney, including the removal of GoldTrust's independent Trustees, the election of Sprott's own Trustee nominees and the completion of the Offer. GoldTrust cautions investors about important factors that could cause actual results or outcomes to differ materially from those expressed, implied or projected in such Forward-Looking Statements. Such Forward-Looking Statements involve projections, estimates, assumptions, known and unknown risks and uncertainties which could cause actual results or outcomes to differ materially from those expressed in such Forward-Looking Statements or otherwise be materially inaccurate. No assurance can be given that these projections, estimates, expectations or assumptions will prove to be correct and any Forward-Looking Statements included in this press release should not be unduly relied upon. These Forward-Looking Statements speak only as to GoldTrust's beliefs, views, expectations and opinions as of the date of this press release. Except as required by applicable securities laws, GoldTrust does not intend and does not assume any obligations to update or revise these Forward-Looking Statements, whether as a result of new information, future events or otherwise. In addition, this press release may contain Forward-Looking Statements drawn from or attributed to third party sources. Factors that could cause or contribute to such differences include, but are not limited to, those risks detailed in GoldTrust's filings with the Canadian securities regulatory authorities and the SEC.